Exhibit 10(b)

OLIN CORPORATION

EMPLOYEE DEFERRAL PLAN

As Amended and Restated Effective January 30, 2003

1.	PURPOSE

The purpose of this Olin Corporation Employee Deferral Plan (the “Plan”) is to provide eligible employees of Olin Corporation and its subsidiaries and affiliates with an opportunity to defer compensation earned or to be earned by them as a means of saving for retirement or other future purposes. The Plan is amended and restated to reflect the distribution to Olin’s shareholders of all of the outstanding shares of common stock of Arch Chemicals, Inc., effective as of the date of such distribution.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a) “Accounting Date” means each December 31, March 31, June 30 and September 30.

(b) “Administrator” means the Senior Vice President, Corporate Affairs or his delegate.

(c) “Arch” means Arch Chemicals, Inc., a Virginia corporation and any successor thereto.

(d) “Arch Common Stock” means shares of common stock of Arch, par value $1.00 per share.

(e) “Arch Employee” means an employee of Arch.

(f) “Arch Employee Deferral Plan” means the Arch Chemicals, Inc. Employee Deferral Plan.

(g) “Arch Stock Account” means the Stock Account to which Arch Stock Units are credited.

(h) “Arch Stock Unit(s)” means the share equivalents credited to the Arch Stock Account of a Participant’s Compensation Account pursuant to Section 6, with one Arch Stock Unit equal to one share of Arch Common Stock.

(i) “Beneficiary” means the person(s) designated by the Participant in accordance with Section 10.

(j) “Board” means the Board of Directors of the Company.

(k) “Cash Account” means an account established under the Plan for a Participant to which compensation has been or is to be credited in the form of cash and which is to earn interest at the Rate of Interest as provided herein.

(l) “Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on November 1, 2002, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to November 1, 2002, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (B) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (C) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above being deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Not withstanding the foregoing, the acquisition by any person of beneficial ownership of 20% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding shall be deemed not to result in a Change in Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then be deemed to occur.

(m) “Committee” means the Compensation Committee (or its successor) of the Board.

(n) “Common Stock” means the Company’s common stock, $1.00 par value per share.

(o) “Company” means Olin Corporation, a Virginia corporation, its divisions and subsidiaries.

(p) “Compensation” means any employee compensation which represents salary, severance pay, bonus, or any other incentive plan payout, in the form of cash or stock, including but not limited to payouts or payment distributions from the EVA Incentive Plan, Performance Unit Plan and 1991 Olin Long Term Incentive Plan but excluding stock resulting from employee stock option exercises and excluding other incentive payouts which the Administrator determines prospectively not eligible to be deferred under this Plan.

(q) “Compensation Account” means the account established under the Plan to which the Participant’s Deferred Compensation is credited, including the Cash Account, Stock Account, and such other investment accounts as the Committee may establish from time to time.

(r) “Corporate Human Resources” means the Corporate Human Resources Department of the Company.

(s) “Credit Date” means with respect to Deferred Compensation, such date as designated by Corporate Human Resources that Deferred Compensation shall be credited to the Compensation Account.

(t) “Deferred Compensation” means the Compensation elected by the Participant to be deferred pursuant to the Plan.

(u) “Distribution” means the distribution of all outstanding shares of Arch Common Stock to the shareholders of the Company.

(v) “Distribution Date” means the dividend payment date fixed by the Board for the Distribution.

(w) “Election” means a Participant’s delivery of a written notice of election to Corporate Human Resources electing to defer payment of all or a portion of his or her Compensation.

(x) “Employee” means a full-time, active salaried employee (which term shall be deemed to include officers) of the Company and its affiliates who has at least 1182 Hay Points and who has been selected by the Administrator, and if required, approved by the Committee, to participate in this Plan.

(y) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(z) “Fair Market Value” means, with respect to a date, on a per share basis, the average of the high and the low price of a share of Common Stock or Arch Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange on such date or if the New York Stock Exchange is closed on such date, the next succeeding date on which it is open.

(aa) “Fiscal Year” means that annual period commencing January 1 and ending the following December 31.

(bb) “Olin Stock Account” means the Stock Account to which Olin Stock Units are credited from time to time.

(cc) “Olin Stock Unit(s)” means the share equivalents credited to the Olin Stock Account of a Participant’s Compensation Account pursuant to Section 6, with one Olin Stock Unit equal to one share of Common Stock.

(dd) “Participant” means an Employee selected by the Administrator and if required, approved by the Committee, to participate in the Plan and who has elected to defer payment of all or a portion of his or her Compensation under the Plan. “Participant” shall also include any person who had an account under the Prior Plans which has been transferred to this Plan.

(ee) “Plan” means this Olin Corporation Employee Deferral Plan.

(ff) “Prior Plans” mean the deferral plans and arrangements utilized by present and past employees or consultants for the deferral of payouts or distributions of salary, bonuses (other than Bonus bank amounts under the EVA Incentive Plan), performance shares, performance units and retention units, all which were replaced by this Plan as of the effective date of this Plan identified in Section 17.

(gg) “Rate of Interest” means the rate of interest for the quarterly period ending with the Accounting Date equal to (i) the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, Controller or Treasurer (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points as determined by such officer) or (ii) such other rate as the Board or the Committee may select prospectively from time to time.

(hh) “Section 16(b) Employee” means an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

(ii) “Stock Account” means an account established under the Plan to which shares of Common Stock and Arch Common Stock have been or are to be credited in the form of Olin Stock Units and Arch Stock Units, which shall include the Olin Stock Account and the Arch Stock Account.

(jj) “Stock-based Compensation” means Compensation that is being paid out in the form of shares of Common Stock (excluding stock options), such as retention stock units, performance shares and restricted stock units.

(kk) “Termination” means retirement from the Company or termination of services as an Employee for any other reason; provided, however, that an Employee will not be considered to have incurred a Termination if he or she ceases to provide services to the Company as a result of becoming an Arch Employee.

3.	SHARES; ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

(a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 100,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below.

(b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock of the Company or Arch Common Stock by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares or Olin Stock Units or Arch Stock Units, as the case may be that may be issued or credited under the Plan may be adjusted by the Committee so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.	ELIGIBILITY

The Administrator shall have the authority to select among any Employees those Employees who shall be eligible to participate in the Plan. Deferrals to a Stock Account by Section 16(b) Employees must be approved by the Committee.

5.	ADMINISTRATION

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, selecting compensation eligible for deferral, establishing deferral terms and conditions and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of Corporate Human Resources.

6.	PARTICIPANT ACCOUNTS

(a) Compensation Accounts. Upon election to participate in the Plan, there shall be established a Compensation Account for the Participant to which there shall be credited any Deferred Compensation as of the Credit Date for such deferral. For each type of Compensation to be deferred, the Plan shall provide for a Cash Account and an Olin Stock Account. Stock-based Compensation may only be deferred to an Olin Stock Account. The Committee may establish from time to time other types of Compensation Accounts reflecting different investment options. Each Participant’s Compensation Account shall be credited (or debited) on each Accounting Date with income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Plan or the Committee. Gains, losses and other elements of determining value shall be determined substantially on the basis of a hypothetical investment in the various investment options, as determined and applied in the manner deemed appropriate by the Committee.

(b) Olin Stock Account. If a Participant elects to invest all or any portion of his or her Deferred Compensation in the Olin Stock Account, that portion of the Participant’s Compensation Account shall be credited on the Credit Date with Olin Stock Units equal to the number of shares of Common Stock (including fractions of a share determined to three decimal places) that could have been purchased with the amount of such Deferred Compensation at the Fair Market Value on the Credit Date; provided that in the case of Stock-based Compensation, the Olin Stock Account shall be credited with the number of Olin Stock Units equal to the number of shares being paid out as the Stock-based Compensation.

(c) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Arch Common Stock, a Participant who has shares of such stock credited to his or her Stock Account shall receive a credit in applicable Stock Units for such dividends on the dividend payment date to his or her applicable Stock Account. The number of additional Olin Stock Units or Arch Stock Units (rounded to the nearest one-thousandth of a share) credited to the applicable Stock Account will be determined by dividing (i) the product of (a) the dollar value of the cash dividend declared in respect of a share of Common Stock or Arch Common Stock, as applicable, multiplied by (b) the number of Stock Units credited to the Participant’s applicable Stock Account as of the dividend record date by (ii) the Fair Market Value of a share of Common Stock or Arch Common Stock, as applicable, on the dividend payment date.

The Cash Account of a Participant shall be credited on each Accounting Date with interest for the quarter ending on such date, payable at the Rate of Interest on such date.

(d) Prior Plans. A Participant who had an existing deferred account under the Prior Plans shall automatically have such account transferred to a Compensation Account under this Plan to be maintained and administered pursuant to the terms and conditions of this Plan. A cash account of a Prior Plan shall be transferred to the Cash Account maintained under the Plan for such Prior Plan and a stock account for a Prior Plan shall be transferred to the Olin Stock Account maintained under this Plan for such Prior Plan.

(e) Adjustment for Distribution. Immediately prior to the Distribution, the terms of the Olin Stock Units held in the Olin Stock Accounts of each Participant who will become an Arch Employee shall be amended to provide that such shares shall be paid out in cash based on the Fair Market Value of Olin Stock Units at the time of distribution to the Arch Employees. As of the Distribution Date, the Arch Stock Account of each Participant on such date shall be credited with the number of Arch Stock Units that the Participant would have received in the Distribution Date had the Participant owned directly the number of shares of Common Stock represented by the Olin Stock Units held in his or her Olin Stock Account. As of the Distribution Date, the Cash Account and Stock Account of each Arch Employee (after giving effect to the adjustment described in this Section 6(e)) shall be transferred to the Arch Employees Deferral Plan provided that the Arch Employee provides the Company with a release, acceptable to the Committee, waiving all rights to benefits under this Plan.

Except as provided in Section 6(c) with respect to dividends or in Section 3, no additional contributions or additions may be made to a Participant’s Arch Stock Account after the Distribution Date.

(f) Plan Remains Unfunded. Amounts credited to a Compensation Account shall remain a part of the general funds of the Company and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship. Nothing contained herein shall be deemed to give any Participant any ownership or other proprietary, security or other rights in any funds, stock or assets owned or possessed by the Company, whether or not earmarked for the Company’s own purposes as a reserve or fund to be utilized by the Company for the discharge of its obligations hereunder. To the extent that any person acquires a right to receive payments or distributions from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

7.	MANNER OF ELECTION

(a) General. Any Employee selected by the Administrator to participate in the Plan may elect to do so in any Fiscal Year by delivering to Corporate Human Resources a written notice on a form prescribed by Corporate Human Resources electing to defer payment of all or a portion (in 25% increments or other increments so prescribed by the Committee) of his or her Compensation (an “Election”), provided Section 16(b) Employees who elect to defer to an Olin Stock Account must have the prior approval of the Committee. Such Election shall specify whether the payout for the Compensation Account shall be in a lump sum or in annual installments (not to exceed 20). Separate elections may be made with respect to each type of Deferred Compensation; however, Compensation Accounts for the same type of Deferred Compensation shall be paid out in accordance with the same payout schedule. The Election must be filed on or before

December 31 in order to be effective for amounts earned in the immediately succeeding Fiscal Year. An effective Election may not be revoked or modified (except as otherwise stated herein) with respect to a Fiscal Year for which such Election is effective.

(b) Changes in Election. A Participant will be allowed to change the Election as provided herein. Any change with respect to the terms of a Participant’s Election for (i) amount or form of any future deferral hereunder may be made at any time prior to such Compensation being earned and (ii) the timing (which change may not accelerate a distribution date) or amount of payments from any Compensation Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur.

8.	MANNER OF PAYMENT

(a) Form of Payment. In accordance with the Participant’s Election, amounts credited to a Participant’s Compensation Account will be paid in a lump sum or in the form of annual installments. Except as provided in Section 11, in the case of distributions from the Olin Stock Account (unless the Administrator, or in the case of a Section 16(b) Employee, the Committee, decides it shall be in the form of cash), distributions shall be in shares of Common Stock and in case of distributions from any other Compensation Account (including the Arch Stock Account), distributions shall be in the form of cash (unless the Committee decides it shall be in the form of shares of Common Stock), in each case to the Participant or, in the event of his or her death, to the Beneficiary. If a Participant elects to receive payment in installments, the payment period shall not exceed 20 years. Payment dates shall be January 1 or July 1 pursuant to Participant’s Election.

(b) Calculation for Payments in Cash. The amount of any cash distribution to be made in installments with respect to a Compensation Account (other than the Olin Stock Account) will be determined by multiplying (i) the balance in such Compensation Account on the payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Stock Account is to be paid out in cash, the amount of any cash distribution to be made in installments with respect to Stock Units will be determined by (i) multiplying the number of Olin Stock Units or Arch Stock Units attributable to such installment (determined as hereinafter provided) by (ii) the Fair Market Value of a share of Common Stock or Arch Common Stock, as applicable, on the fifth business day immediately prior to the date on which such installment is to be paid. The number of Olin Stock Units or Arch Stock Units, as applicable, attributable to an installment shall be determined by multiplying (i) the current number of Olin Stock Units or Arch Stock Units in the applicable Stock Account by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution).

(c) Calculation for Payments in Stock. The amount of any stock distribution to be made in installments with respect to the amount of a Compensation Account invested in the Olin Stock Account shall be determined by multiplying (i) the current number of Olin Stock Units by (ii) a fraction, the numerator of which is one and the denominator of which is the number of installments in which distributions remain to be made (including the current distribution). If a Compensation Account (other than the Olin Stock Account) is to be paid out in shares of Common Stock, the amount of any stock distribution to be made in installments with respect to such Compensation Account shall be determined by dividing the amount of cash attributable to such installment (determined as provided above) by the Fair Market Value of the Common Stock on the fifth business day immediately prior to the date on which such installment is to be paid.

(d) Fractional Shares; Required Withholding. Only whole numbers of shares of Common Stock will be issued, with any fractional shares to be paid in cash. To the extent required by law, taxes shall be withheld from payouts of the Compensation Account, provided that if a fractional share results after withholding, such fractional share shall be withheld as additional tax.

9.	COMMENCEMENT OF PAYMENTS

Payments of amounts deferred pursuant to a valid Election shall commence (i) with respect to a lump sum, on January 1 or July 1 as indicated in a Participant’s Election and (ii) with respect to annual installments, on January 1 or July 1 of the first calendar year of deferred payment as selected by a Participant in his or her Election. If a Participant dies prior to the first deferred payment specified in an Election or prior to completion of all installments, payments shall commence to the Participant’s Beneficiary on the first or next payment date so specified, unless the Administrator elects otherwise to provide for a lump-sum distribution of the deceased Participant’s Compensation Accounts.

10.	BENEFICIARY DESIGNATION

A Participant may designate one or more persons to whom payments are to be made if the Participant dies before receiving payment of any or all amounts due hereunder. A designation of Beneficiary will be effective only after the signed Election is filed with Corporate Human Resources while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If Corporate Human Resources so permits, Beneficiaries may be designated for each type of Compensation that is deferred. If the Participant fails to designate a Beneficiary as provided above, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries. A Participant may, at any time prior to death, elect to change the designation of a Beneficiary.

11.	CHANGE IN CONTROL

Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, each Participant in the Plan shall receive an automatic lump-sum cash distribution of all amounts accrued in the Participant’s Compensation Account (including interest at the Rate of Interest from the date of the Change in Control through the business day immediately preceding the date of distribution) not later than 15 days after the date of the Change in Control. For this purpose, the balance in the portion of a Participant’s Compensation Account invested in the Olin Stock Account or Arch Stock Account shall be determined by multiplying the number of applicable Stock Units by the higher of (a) the highest Fair Market Value of Common Stock or Arch Common Stock, as applicable, on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control of the Company occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Arch Common Stock, as applicable, pursuant thereto. Any consideration other than cash forming a part or all of the consideration for Common Stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board.

In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. In the event that it is determined that such Participant is properly entitled to a cash distribution hereunder, such Participant shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest as announced from time to time by Citibank, N.A. from the date such distribution should have been made to and including the date it is made.

Notwithstanding any provision of this Plan to the contrary, this Section 11 as applied to any Participant may not be amended or modified to the detriment of a Participant after a Change in Control occurs without the written consent of such Participant.

12.	LOANS

The Administrator may, upon rules and procedures established by it, permit Participants to borrow from their Compensation Accounts up to 50% of the value of the Participant’s Stock Account and up to 100% of the Participant’s other Compensation Accounts with such accounts constituting security for repayment of such borrowings and with such borrowings bearing interest at market rates as determined by the Administrator. In addition to terms established by the Administrator, borrowings shall be subject to the following terms and conditions: (1) a borrowing may not exceed in principal amount outstanding at any one time $50,000 and the minimum borrowed amount shall be $1,000, (2) a Participant may not have more than one borrowing outstanding hereunder at any one time, (3) a borrowing shall mature in not more than five years, (4) the annual interest rate on the borrowing, which shall be fixed during its term (except it may increase in the case of default), shall be 25 basis points over the minimum rate required by the Internal Revenue Service to avoid imputation of income and (5) principal and interest payments will amortize over the life of the borrowing except Participants with borrowings maturing over two years or more may instead elect to make annual principal installment payments of five percent and pay the balance of principal at maturity. Notwithstanding any later maturity date, all such borrowings by Participant become due and payable when the Participant’s employment with the Company and any affiliate terminates.

13.	INALIENABILITY OF BENEFITS

The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 13.

14.	GOVERNING LAW

The provisions of this plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent preempted by Federal law.

15.	AMENDMENTS

The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board increase the number of securities that may be issued under the Plan (except as provided in Section 3(b)). No amendment or modification may impair the rights of a Participant to receive amounts accrued in the Participant’s Compensation Account at the time of the effectiveness of the amendment or modification.

16.	RULE 16b-3 COMPLIANCE

It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the Exchange Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

17.	EFFECTIVE DATE

The Plan became effective as of November 1, 1997, and is amended and restated in this document effective as of the Distribution Date.

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